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FOR IMMEDIATE RELEASE                             For more information, contact:
                                                              James J. Burke
                                                   Standard Motor Products, Inc.
                                                                  (718) 392-0200
                                                                    Jennifer Tio
                                                Maximum Marketing Services, Inc.
                                                            (312) 226-4111 x2449
                                                   Jennifer.tio@maxmarketing.com


                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
                        SUSPENSION OF QUARTERLY DIVIDEND



New York, NY, January 16, 2009......Standard Motor Products, Inc. (NYSE: SMP),
an automotive replacement parts manufacturer and distributor, announced that its Board of Directors voted to suspend its quarterly dividend. The next dividend would otherwise have been payable on March 1st.

Mr. Lawrence I. Sills, Standard Motor Products' Chairman and Chief Executive Officer, commented, "We have approximately $45 million outstanding of our original $90 million convertible debentures, due in July 2009. We are exploring various outside financing alternatives to help redeem these, as we concurrently execute a plan in place to retire the balance through internal cash flow. Suspension of the dividend is part of that plan."